SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 26, 2005

NORTHWEST BIOTHERAPEUTICS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	0-33393	94-3306718
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

22322 20th Avenue SE, Suite 150, Bothell, WA 98021
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (425) 608-3000

INAPPLICABLE
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement.

On January 26, 2005 Northwest Biotherapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement with Toucan Capital Fund II, L.P. (“Toucan”). Pursuant to the terms of the Securities Purchase Agreement the Company issued Toucan 32,500,000 shares of Series A Cumulative Convertible Preferred Stock (“Series A Stock”) at a price of $0.04 per share, or an aggregate purchase price of $1,300,000. In connection with the Securities Purchase Agreement, the Company has issued a warrant (the “Series A Warrant”) to Toucan, which is exercisable for up to 13,000,000 shares of Series A Stock. The exercise price of the warrant is $0.04 and it is exercisable for up to seven years.

The Securities Purchase Agreement was entered into in connection with the Amended and Restated Recapitalization Agreement dated July 30, 2004, as amended, between the Company and Toucan (the “Recapitalization Agreement”). The Recapitalization Agreement calls for a two-stage recapitalization of the Company consisting of a bridge period and an equity financing period. The equity financing period commenced on January 26, 2005 and will last up to 12 months. During the equity financing period, the Company intends to sell up to $40 million of convertible preferred stock in accordance with the terms of the Recapitalization Agreement. Any additional financing is contingent upon the Company complying with covenants in the Recapitalization Agreement, as amended, and locating additional investors who are willing to invest in the Company on the terms proposed.

In connection with the sale of Series A Stock to Toucan, the Company and Toucan amended the Recapitalization Agreement (“Amendment No. 4”). Amendment No. 4 prevents the Company from changing the number of its authorized directors without the consent of the holders of majority of the shares of Series A Stock and permits such holders to cause the Company to increase the total number of directors up to a maximum of seven, and clarifies that future financing during the equity financing period may be provided in the form of either debt or equity.

Also in connection with the recent sale of Series A Stock to Toucan, the Company and Toucan amended the Amended and Restated Binding Term Sheet dated October 22, 2004, as amended, between the parties (the “Term Sheet”). The purpose of the amendment was to conform the provisions of the Term Sheet pertaining to the Company’s Board of Directors to the changes in Amendment No. 4.

The Company and Toucan also entered into the First Amendment to Warrants which amends certain warrants (the “Subsequent Bridge Warrants”) previously issued to Toucan, which are exercisable for an aggregate of 32,500,000 shares of capital stock, by clarifying that the exercise prices of the Subsequent Bridge Warrants are $0.04 per share (subject to adjustment). To date the Company has issued Toucan warrants that are currently exercisable for an aggregate of up to 111,500,000 shares of the Company’s capital stock, consisting of the Series A Warrant, the Subsequent Bridge Warrants and additional warrants exercisable for an aggregate of 66,000,000 shares of capital stock at $0.01 per share.

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The Securities Purchase Agreement, the Series A Warrant, Amendment No. 4, the Term Sheet and the First Amendment to Warrants, are filed as exhibits to this Form 8-K and are incorporated by reference herein .

ITEM 3.02 Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The agreements executed in connection with the private placement contain representations to support the Company’s reasonable belief that: (i) Toucan had access to information concerning the Company’s operations and financial condition; (ii) Toucan is acquiring the securities for its own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration; and (iii) Toucan is an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended). At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act of 1933, as amended, and the certificates representing the securities shall bear legends to that effect.

ITEM 3.03 Material Modification to Rights of Security Holders.

The authorization and issuance on January 26, 2005, of the Series A Preferred Stock described in Item 1.01 impacts the rights of the holders of the Company’s Common Stock in that (i) the Certificate of Designations of the Series A Stock prohibits the Company from issuing dividends or making distributions to the holders of its Common Stock for so long as any shares of Series A Stock are outstanding unless all accrued and unpaid dividends of the Series A Stock are paid and an equivalent dividend or distribution is paid on each outstanding share of Series A Stock; and (ii) grants the holders of Series A Stock a liquidation preference equal to their original purchase price plus all accrued but unpaid dividends in the event of an acquisition, dissolution, liquidation or winding up of the Company. In addition, the holders of Series A Common Stock generally vote together with the holders of Common Stock on an as-converted basis.

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ITEM 5.01 Changes in Control of Registrant.

As a result of the purchase of the Series A Stock on January 26, 2005 as described in Item 1.01, Toucan directly acquired approximately 63% of the Company’s outstanding voting securities. Along with the shares of capital stock underlying currently exercisable warrants and currently convertible promissory notes held by Toucan, Toucan beneficially owns approximately 93.1% of the Company’s voting securities. To date, Toucan has invested an aggregate of $5,650,000 in the Company, consisting of $1,300,000 provided for the purchase of the Series A Stock and the Series A Warrant, as described in Item 1.01, and an additional $4,350,000 provided for the purchase of convertible promissory notes and associated warrants, as previously disclosed by the Company. All of the securities described in this Item 5.01 were acquired by Toucan with funds received from its partners for investment purposes.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 26, 2005, the Board of Directors adopted an amendment to the Company’s bylaws to decrease the maximum authorized number directors from nine to seven and to make other changes to the bylaws relating to actions by the Board of Directors. The bylaws, as amended, are attached as Exhibit 3.1 to this Form 8-K and are incorporated herein by reference.

The Board of Directors of the Company adopted a Certificate of Designations (the “Certificate”) of the Series A Stock and the Company filed the Certificate with the Delaware Secretary of State on January 26, 2005. The Certificate provides, among other things, that the Series A Stock (i) is entitled to cumulative dividends at the rate of 10% per year; (ii) is entitled to a liquidation preference equal to its initial purchase price plus all accrued and unpaid dividends; (iii) has a preference over the Common Stock with respect to dividends and distributions; (iv) is entitled to participate on an as-converted basis with the Common Stock on

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any distributions after the payment of any preferential amounts to the Series A Stock; (v) votes on an as-converted basis with the Common Stock on matters submitted to common stockholders for approval and as a separate class on certain other material matters; and (vi) is convertible into Common Stock on a one-for-one basis (subject to adjustment in the event of stock dividends, stock splits, reverse stock splits, recapitalizations, etc. and in the event of certain dilutive issuances by the Company). The Certificate also provides that the consent of the holders of a majority of the Series A Stock is required in the event that the Company elects to undertake certain significant business actions. The Certificate is attached as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference and the foregoing description is qualified in its entirety by reference to the full text of the Certificate.

ITEM 7.01 Regulation FD Disclosure.

The following information is being furnished pursuant to Item 7.01 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On January 31, 2005 the Company issued a press release announcing that it had received clearance from the Food and Drug Administration to begin assessment of its cell based dendritic cell product, candidate DC Vax®-Prostate, in a Phase III clinical trial for non-metastic hormone independent prostate cancer. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(c)	Exhibits.

3.1	Certificate of Designations, Preferences and Rights of Series A Cumulative Convertible Preferred Stock.

3.2	Second Amended and Restated Bylaws of Northwest Biotherapeutics, Inc.

10.1	Securities Purchase Agreement between Northwest Biotherapeutics, Inc. and Toucan Capital Fund II, LP dated January 26, 2005.

10.2	Warrant to purchase securities of the Company dated January 26, 2005 issued to Toucan Capital Fund II, L.P.

10.3	Amendment No. 4 to the Amended and Restated Recapitalization Agreement between Northwest Biotherapeutics, Inc. and Toucan Capital Fund II, L.P., dated January 26, 2005.

10.4	Second Amendment to the Amended and Restated Binding Term Sheet between Northwest Biotherapeutics, Inc. and Toucan Capital Fund II, L.P., dated January 26, 2005.

10.5	First Amendment to Warrants between Northwest Biotherapeutics, Inc. and Toucan Capital Fund II, L.P. dated January 26, 2005.

99.1	Press Release dated January 31, 2005 and furnished pursuant to Item 7.01.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

	By	/s/ Alton Boynton
Alton, L. Boynton President

Dated: February 1, 2005

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